Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos., 33-47074; 33-47147; 33-57557; 33‑63101; 333-66129; 333-72287; 333-78953; 333-120446; 333-138624; and 33-63101) of FirstMerit Corporation of our report dated February 28, 2007, except for Note 15 as to which the date is February 19, 2008, relating to the financial statements which appears in this Form 10‑K.
/s/PricewaterhouseCoopers LLP
Columbus, Ohio
February 22, 2008